Bacterin International Signs Its Third National GPO Contract with Novation

BELGRADE, Mont. May 8, 2012 - Bacterin International Holdings, Inc. (NYSE Amex: BONE), a leader in the development of revolutionary bone graft material and antimicrobial coatings for medical applications, announces its third national GPO contract, a three-year agreement with Novation, a leading health care supply chain expert and contracting company. The agreement provides Bacterin’s full biologic portfolio, including OsteoSponge®, OsteoSelect® DBM Putty, OsteoWrap®, OsteoLock®, BacFast®, hMatrix®, Sports Medicine Allografts, and traditional allografts to the nationwide network of hospitals and medical practices served by Novation. The group purchasing agreement became effective, after performing months of research and evaluation of the Bacterin product lines.

“We are pleased to partner with Novation, an organization which has developed an industry-wide reputation for innovative, technology-driven, results-oriented approaches to improving supply chain performance,” said Guy Cook, Chairman and CEO of Bacterin International. “The inclusion of our products in Novation’s network is a significant opportunity to create exposure and access for physicians to our broad portfolio of biologics. Our sales reps are excited to begin calling on their facilities."

About Novation, Winner of the Ethics Inside® Certification

Founded in 1998, Novation is the leading health care supply chain expertise and contracting company for the more than 65,000 members of VHA Inc. and UHC, two national health care alliances, and Provista, LLC. Novation provides alliance members with sourcing services, as well as information and data services. Based in Irving, Texas, Novation develops and manages competitive contracts with more than 600 suppliers. VHA, UHC, and Provista members used Novation contracts to purchase more than $40 billion in 2011. Novation recently earned the coveted Ethics Inside® Certification from Ethisphere Institute, a leading international think tank dedicated to the research and promotion of best practices in corporate ethics and compliance. Novation was also named on Ethisphere’s World’s Most Ethical Companies list, and is the only company in the health care industry to earn both distinctions.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE Amex: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases, the Company's ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

INVESTOR INQUIRIES:

Hayden IR

James Carbonara, Regional Vice President, 646-755-7412

james@haydenir.com

Brett Maas, 646-536-7331

brett@haydenir.com